UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2008

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12943 (Commission File Number)	22-2389839 (IRS Employer Identification Number)

4350 Executive Drive, Suite 325, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)
(858) 452-2323
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 23, 2008, Cypress Bioscience, Inc., a Delaware corporation (“Cypress”), entered into a merger agreement with Proprius, Inc. (doing business in California as “Proprius Pharmaceuticals, Inc.”), a privately-held Delaware corporation (“Proprius”), whereby a wholly-owned merger subsidiary of Cypress will merge with and into Proprius with Proprius continuing as the surviving corporation and a wholly-owned subsidiary of Cypress. A copy of the merger agreement will be filed with a subsequent Form 8-K that will be timely filed by Cypress following completion of the merger.
     Under the terms of the merger agreement, Cypress will acquire all of the outstanding equity interests in Proprius for consideration totaling $37.5 million in cash at closing, plus additional payments up to an aggregate of $37.5 million in the event certain milestones set forth in the merger agreement are achieved. The milestone payments are payable, at the sole discretion of Cypress, in cash, or up to 50% in shares of Cypress common stock, or a combination of both. Cypress will only issue shares of its common stock in full or partial payment of any milestone payment to accredited investors, within the meaning of Rule 501 of Regulation D, and the aggregate number of such shares issued to all accredited investors will not exceed 19.9% of the issued and outstanding shares of Cypress common stock on the date of the merger agreement. If Cypress does issue shares of its common stock in full or partial payment of any milestone payment, the shares will be valued using a trailing 10-trading day average closing price over a period ending shortly before the relevant milestone payment to the Proprius stockholders is due. Cypress has also agreed to file a registration statement with the Securities and Exchange Commission registering those shares for resale prior to their issuance.
     Subject to the terms of the merger agreement, the milestone payments are payable as follows:
•	$20,000,000 upon the dosing of the first subject in any human phase III clinical trial involving PRO-406 that could be used, or in the case of a Phase II/II clinical trial that is used, as one of the pivotal trials required for filing a NDA. In the event that Cypress determines, in its sole discretion, to engage in a transaction (other than a change of control transaction) pursuant to which a substantial portion of the intellectual property rights owned by Cypress immediately after the effective time and necessary for the production, development and sale of PRO-406 are sold or licensed to or acquired by a third party prior to achievement of the $20,000,000 milestone for PRO-406, in lieu of the $20,000,000 milestone payment, the Proprius stockholders will receive 50% of the proceeds from such disposition after subtraction of Cypress’ development costs related to PRO-406, but the amount Proprius stockholders will receive cannot exceed $20,000,000; and
•	$17,500,000 upon the earlier of Cypress’ Board of Directors formally approving the initiation of a Phase III clinical trial for PRO-515 or the dosing of the first subject in a Phase III clinical trial involving PRO-515 or certain other product candidates.

     At the closing of the merger, 10% of the aggregate merger consideration payable at closing will be contributed to an escrow fund which will be available for 15 months to indemnify Cypress and related indemnitees for certain matters, including breaches of representations and warranties and covenants included in the merger agreement. Cypress may only make claims against the escrow fund for breaches of representations and warranties which result in aggregate damages in excess of $250,000, after which it can recover the full amount of such damages, including the $250,000, up to the full amount of the escrow fund. Once the escrow fund has been exhausted or released, Cypress has the right to withhold and deduct amounts for certain indemnification claims related to Proprius’ capitalization, intellectual property and tax representations and warranties from milestone payments otherwise payable by Cypress.
     Both Cypress and Proprius have agreed to customary representations and warranties, covenants and termination rights in the merger agreement, and both have the right to terminate the merger agreement after March 31, 2008, if the other party has not satisfied its conditions to closing on or before that date.
     The merger has been approved by the Boards of Directors of both Cypress and Proprius. No vote of Cypress stockholders is required in connection with the merger. Each stockholder of Proprius must approve the merger. As an inducement to Cypress to enter into the merger agreement, certain Proprius stockholders have entered into a voting agreement with Cypress, representing approximately 91.7% of outstanding Proprius stockholders, pursuant to which each such stockholder has, among other things, agreed to vote the shares of Proprius capital stock owned by such stockholder in favor of the merger and against competing acquisition proposals, in each case subject to and on the conditions set forth in the voting agreement.
     In connection with the merger, on February 23, 2008, Cypress entered into an employment agreement with Michael J. Walsh which will become effective upon the closing of the merger, pursuant to which Mr. Walsh swill become Cypress’ Executive Vice President and Chief Commercial Officer. Mr. Walsh, age 48, founded Proprius Pharmaceuticals, Inc. in 2005 and has been its President and CEO since that time. Prior to establishing Proprius, Mr.  Walsh was a founder and Executive Chairman at Prometheus Laboratories, Inc. from 1995 to 2005. Prior to founding Prometheus Laboratories, Inc., Mr. Walsh was with Quidel Corporation in various senior executive roles, including Director of Worldwide Marketing and Business Development, and Director of European Operations. Prior to Quidel he was Manager of Therapeutic Operations at La Jolla Pharmaceutical Company. Mr. Walsh serves on the Board of Directors of Kanisa Pharmaceuticals, Inc., and as Chairman of the Board of Oculir, Inc. Mr. Walsh has a Bachelor of Science degree from the University of Notre Dame and an M.B.A. from Pepperdine University.
     Pursuant to his employment agreement with Cypress, Mr. Walsh shall receive an annual base salary of $300,000 and shall be eligible for an annual bonus of up to 35% of his annual base salary per year. In addition, pursuant to the employment agreement, on the closing date of the merger, Cypress shall grant to Mr. Walsh an option to purchase 400,000 shares of Cypress’ common stock at an exercise price equal to the closing price of such stock on the business day immediately preceding the effective date of the grant. Mr. Walsh’s employment agreement additionally provides that upon a termination of Mr. Walsh’s employment without cause or if Mr. Walsh terminates his employment with good reason, or in certain circumstances if Mr. Walsh is terminated following a change in control of Cypress, Mr. Walsh shall be entitled to the benefits outlined in the employment agreement, including a continuation of his base salary for a six-month severance period and payment of COBRA premiums for a twelve month period following termination. Mr. Walsh will also be eligible for participation in Cypress’ Severance Benefit Plan dated May 21, 2004 (the “Plan”), and in the event of a qualifying termination of his employment for which he is eligible for benefits under the Plan, Mr. Walsh will receive the benefit which is greater under either his employment agreement or the Plan as to each category of benefits to which he is entitled. A copy of Mr. Walsh’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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     The other three employees of Proprius will also be offered employment with Cypress following closing of the merger. In addition, Mr. Walsh has entered into a noncompetition agreement with Cypress dated February 23, 2008, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
     In addition, in connection with the merger, all four employees of Proprius, including Mr. Walsh, have entered into retention agreements with Cypress dated February 23, 3008. Pursuant to the retention agreements, 25% of the aggregate consideration each employee is otherwise entitled to receive upon closing of the merger will be subject to vesting restrictions until the second anniversary of the date of the retention agreements. The consideration subject to the retention agreements will be forfeited by the Proprius employees if their employment with Cypress is terminated for cause or the employees resign without good reason, and the consideration will be subject to early release from the vesting restrictions in the retention agreements if the employees are terminated without cause or resign for good reason, or in the event of a change of control of Cypress. A copy of the form of retention agreements is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
     Cypress anticipates that the merger will close in March 2008.
     The required historical financial statements for Proprius and related pro forma information will be filed with a subsequent Form 8-K that will be timely filed by Cypress following completion of the merger. A copy of the press release announcing the execution of the merger agreement is attached hereto as Exhibit 99.1.
Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report regarding the proposed acquisition of Proprius and Cypress’ business that are not historical facts may be considered “forward-looking statements,” including statements regarding closing the merger with Proprius, timing for doing so and each party’s ability to satisfy its closing conditions, the milestones that must be attained for milestone consideration to become payable and whether any of those will actually occur, the mix of cash and stock that Cypress will choose to use to pay any milestone consideration, Cypress’ ability to satisfy any indemnification claims it may have out of the escrow or as a set-off to the milestone payments and any payments to be made pursuant to employment or retention agreements with Proprius employees. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Cypress’ results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in Cypress’ annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cypress undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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Item 2.02.	Results of Operations and Financial Condition.
     On February 25, 2008, Cypress issued a press release announcing the amount of cash held by the company as of the year ended December 31, 2007. The text of this press release is attached hereto as Exhibit 99.1.
     In accordance with general instructions B.6 of Form 8-K, the information in Item 2.02 of this report, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 23, 2008, Cypress entered into an employment agreement and a retention agreement with Mr. Walsh, and Mr. Walsh also became eligible for participation in Cypress’ Plan. Reference is made to the descriptions of such arrangements and the relevant documents incorporated therein by reference in Item 1.01 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement, dated February 23, 2008, by and between Cypress Bioscience, Inc. and Michael J. Walsh

10.2
Severance Benefit Plan dated May 21, 2004, incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission on August 9, 2004

10.3	Non-competition Agreement, dated February 23, 2008, by and between Cypress Bioscience, Inc. and Michael J. Walsh

10.4	Form of Retention Agreement, dated February 23, 2008, by and between Cypress Bioscience, Inc. and certain key employees of Proprius, Inc.

99.1	Press Release issued by Cypress on February 25, 2008

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Dated: February 24, 2008	By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
EVP, COO and CFO

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement, dated February 23, 2008, by and between Cypress Bioscience, Inc. and Michael J. Walsh

10.2
Severance Benefit Plan dated May 21, 2004, incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission on August 9, 2004

10.3	Non-competition Agreement, dated February 23, 2008, by and between Cypress Bioscience, Inc. and Michael J. Walsh

10.4	Form of Retention Agreement, dated February 23, 2008, by and between Cypress Bioscience, Inc. and certain key employees of Proprius, Inc.

99.1	Press Release issued by Cypress on February 25, 2008